Exhibit 23.9

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

June 16, 2020

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to DeGolyer and MacNaughton as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (PEMEX) (the Form F-4), (b) all references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Infrastructure of PEMEX – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of PEMEX for the year ended December 31, 2019 (the Form 20 F), incorporated in the Form F-4 by reference, and (c) the incorporation by reference in the Form F-4 of our report of third party dated April 15, 2020 (the Report), describing our independent evaluation of the estimated proved natural gas quantities and oil, condensate, sales gas, plant liquids, dry gas , dry gas equivalent to liquids, and oil equivalent reserves that PEMEX has represented are owned by the United Mexican States (México) as of January 1, 2020, for certain fields located in Activo Integral de Producción Bloque AS02-03, AS02-04, and N02, which include reserves that PEMEX has represented it has the right to extract and sell. PEMEX has represented that the Activo Integral de Producción Bloque N02 (Poza Rica-Altamira) is located in the northern region of México and that the Activo Integral de Producción Bloque AS02-03 (Abkatún-Pol-Chuc) and AS02-04 (Litoral de Tabasco) are located in the marine region of México. The Report was originally filed as Exhibit 10.6 to the Form 20-F. The estimates included in the Report were prepared in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the United States Securities and Exchange Commission.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716